Exhibit 99.1

Press Release	Source: US Uranium Inc.

US Uranium Inc. Announces Name Change to California Gold Corp. in Support of New Strategy
Tuesday March 10, 8:30 am ET

MCLEAN, Va., March 10 /PRNewswire-FirstCall/ -- US Uranium Inc. (OTCBB: USUI, the "Company"), announced today that its Board of Directors elected to change the name of the Company to California Gold Corp., in support of a change of strategy, and has secured the necessary shareholder votes to implement the change.

The new company name is effective immediately, following the required filings with the Securities and Exchange Commission and with the State of Nevada. This change in name will be accompanied by a new trading symbol.

The Company has been a development stage company with limited operating history. Management is now taking steps to transform the Company's operations and business strategy.

The Company will announce the new symbol upon notice from Nasdaq, and all subsequent press releases and SEC filings will reflect the Company's new name, California Gold Corp.

Certain statements in this news release are forward-looking statements. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management, including, but not limited to, the Company's belief that it can identify business opportunities, and that the Company can successfully participate in such opportunities. Actual results may differ materially from those currently anticipated due to a number of factors beyond the reasonable control of the Company. Additional information on risks and other factors that may affect the business and financial results of the Company can be found in filings of the Company with the U.S. Securities and Exchange Commission.